Exhibit 99.1
Designer Brands Inc. Reports Second Quarter 2019 Financial Results

•Second quarter Reported EPS of $0.37 per diluted share, including net charges of $0.11 per diluted share from adjusted items.
•Second quarter Adjusted EPS of $0.48 per diluted share.
•Comparable sales decreased 0.6% with the acquired businesses performing above expectations and plans are on track to assume U.S. Retail segment private label sourcing.
•Repurchased 2.7 million shares in the second quarter of fiscal 2019 and 6.1 million shares year to date; returned $249.2 million to shareholders through share repurchases and dividends over the last 12 months.
•Board of Directors declared quarterly dividend of $0.25 per share.

COLUMBUS, Ohio, August 29, 2019 - Designer Brands Inc. (NYSE: DBI), one of North America's largest designers, producers and retailers of footwear and accessories, announced financial results for the three months ended August 3, 2019, compared to the three months ended August 4, 2018.

Roger Rawlins, Chief Executive Officer, stated, “I am proud of the work our teams have done, not only delivering a solid quarter, but also successfully integrating two significant acquisitions and leveraging the unique strength of each of our businesses to give Designer Brands greater control and flexibility in setting our own destiny in a world full of extraordinary external pressures. Each segment delivered what was needed this quarter, but our newest businesses really stood out, exceeding our expectations and moving us closer to the vision laid out at our Investor Day.

“In Canada, the transfer of successful practices at DSW in the U.S. to our Canadian banners fueled continued positive momentum in this business,” Mr. Rawlins continued. “We were particularly pleased with the growth in Canada of both the loyalty programs and e-commerce sales. Similarly, Camuto Group is delivering exactly what we expected giving us differentiation and bringing added excitement to our retail segments. The Camuto Group team has unveiled the DSW Spring 2020 private label offering and based on the fashion, styles and quality shown, we believe we will be in a solid position to not only see the gross margin benefit as we convert the production of our DSW private label to Camuto Group next Spring, but also to increase brand loyalty and further drive sales within our warehouse footprint.”

Second Quarter Operating Results
•Total revenue increased by 8.2%, including $102.9 million in revenue from the Brand Portfolio segment, which includes $17.7 million in intersegment revenue that is eliminated in consolidation.
•Comparable sales decreased 0.6% for second quarter of fiscal 2019 compared to a 9.7% increase in the second quarter of fiscal 2018.
•Reported gross profit, as a percent of sales, decreased by 210 bps primarily driven by a benefit recognized in the second quarter of fiscal 2018 as a result of adjusting our loyalty programs deferred revenue due to the relaunch of the DSW VIP rewards program, the inclusion of Camuto Group which operates at a lower gross profit rate, and higher shipping costs in the current year associated with our continued success in engaging with customers across all mediums.
•Reported operating expenses, as a percent of revenue, increased by 180 bps, driven by the consolidation of the Brand Portfolio segment and integration and restructuring costs incurred during fiscal 2019.
•Reported net income was $27.4 million, or $0.37 per diluted share, including pre-tax charges totaling $9.1 million, or $0.11 per diluted share, primarily from integration and restructuring expenses.
•Adjusted net income was $35.8 million, or $0.48 per diluted share.

Six Months Operating Results
•Total revenue increased by 15.3%, including $207.5 million in revenue from the Brand Portfolio segment, which includes $28.2 million in intersegment revenue that is eliminated in consolidation.
•Comparable sales increased 1.1% compared to last year's 5.8% increase.
•Reported gross profit, as a percent of sales, decreased by 90 bps.
•Reported operating expenses, as a percent of revenue, increased by 170 bps, driven by the consolidation of the acquired businesses.
•Reported net income was $58.6 million, or $0.77 per diluted share, including pre-tax charges totaling $12.4 million, or $0.14 per diluted share, from integration and restructuring expenses.
•Adjusted net income was $69.4 million, or $0.91 per diluted share.

Balance Sheet Highlights
•Cash and investments totaled $77.3 million compared to $289.1 million at the end of the second quarter last year, and debt totaled $235.0 million compared to no debt outstanding at the end of the second quarter last year, reflecting the funding of the two acquisitions in fiscal 2018 and share repurchase activity.
•The Company ended the quarter with inventories of $706.2 million compared to $597.0 million last year. Excluding inventories from the acquisitions, inventories per square foot were flat to last year.
•During fiscal 2019, the Company repurchased 6.1 million shares for a total of $125.0 million with $351.6 million remaining under its share repurchase program.

Regular Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.25 per share. The dividend will be paid on October 4, 2019 to shareholders of record at the close of business on September 20, 2019.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 888-317-6003, or the international dial in, 412-317-6061, and reference conference ID number 6946807 approximately ten minutes prior to the start of the call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://www.webcaster4.com/Webcast/Page/1213/31016
For those unable to listen to the live webcast, an archived version will be available at the same location until October 10, 2019. A replay of the teleconference will be available until September 5, 2019 by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 10133146

About Designer Brands
Designer Brands is one of North America's largest designers, producers and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 1,000 locations under the DSW Designer Shoe Warehouse®, The Shoe Company®, and Shoe Warehouse® banners and services footwear departments in the U.S. through its Affiliated Business Group ("ABG"). Designer Brands designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 doors worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business, and footwear and handbag licenses for Lucky Brand® and Max Studio®. In partnership with a joint venture with Authentic Brands Group, Designer Brands also owns a stake in Vince Camuto®, Louise et Cie®, Sole Society®, CC Corso Como®, Enzo Angiolini® and others. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in growing our store base and digital demand; our ability to successfully integrate the businesses acquired in fiscal 2018 or realize the anticipated benefits of the acquisitions after we complete our integration efforts; our ability to protect our reputation and to maintain the brands we license; maintaining strong relationships with our vendors, manufacturers and wholesale customers; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; risks related to the loss or disruption of our distribution and/or fulfillment operations; continuation of agreements with and our reliance on the financial condition of Stein Mart; our ability to execute our strategies; fluctuation of our comparable sales and quarterly financial performance; risks related to the loss or disruption of our information systems and data; our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; failure to retain our key executives or attract qualified new personnel; our reliance on our loyalty programs and marketing to drive traffic, sales and customer loyalty; risks related to leases of our properties; our competitiveness with respect to style, price, brand availability and customer service; our reliance on foreign sources for merchandise and risks inherent to international trade; the imposition of new tariffs on our products; exposure to foreign tax contingencies; uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation; uncertain general economic conditions; risks related to holdings of cash and investments and access to liquidity; and fluctuations in foreign currency exchange rates. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's latest annual or quarterly report, as filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Revenue
	Three months ended		Change
(dollars in thousands)	August 3, 2019	August 4, 2018	Amount	%	Comparable Sales %
Segment net sales:
U.S. Retail	$677,920	$691,757	$(13,837)	(2.0)%	(1.5)%
Canada Retail	63,306	72,532	(9,226)	(12.7)%	8.1%
Brand Portfolio	95,422	—	95,422	NM	NA
Other	29,480	29,446	34	0.1%	1.6%
Total segment net sales	866,128	793,735	72,393	9.1%	(0.6)%
Commission, franchise and other revenue	11,771	1,533	10,238	667.8%
	877,899	795,268	82,631	10.4%
Elimination of intersegment revenue	(17,701)	—	(17,701)	NM
Consolidated total revenue	$860,198	$795,268	$64,930	8.2%

	Six months ended		Change
(dollars in thousands)	August 3, 2019	August 4, 2018	Amount	%	Comparable Sales %
Segment net sales:
U.S. Retail	$1,369,760	$1,361,541	$8,219	0.6%	0.7%
Canada Retail	115,122	72,532	42,590	58.7%	8.1%
Brand Portfolio	196,289	—	196,289	NM	NA
Other	65,087	70,099	(5,012)	(7.1)%	2.5%
Total segment net sales	1,746,258	1,504,172	242,086	16.1%	1.1%
Commission, franchise and other revenue	20,676	3,198	17,478	546.5%
	1,766,934	1,507,370	259,564	17.2%
Elimination of intersegment revenue	(28,221)	—	(28,221)	NM
Consolidated total revenue	$1,738,713	$1,507,370	$231,343	15.3%

NM - Not meaningful
NA - Not applicable

Store Data
	August 3, 2019		August 4, 2018
(square footage in thousands)	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW Designer Shoe Warehouse	518	10,543	517	10,560
Canada Retail segment:
The Shoe Company / Shoe Warehouse	112	611	113	624
Town Shoes	—	—	38	95
DSW Designer Shoe Warehouse	27	534	27	534
	139	1,145	178	1,253
Total operating stores	657	11,688	695	11,813
ABG stores serviced	284		289

Gross Profit(1)
	Three months ended
	August 3, 2019		August 4, 2018		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$208,056	30.7%	$229,601	33.2%	$(21,545)	(9.4)%	(250)
Canada Retail	21,939	34.7%	18,218	25.1%	$3,721	20.4%	960
Brand Portfolio	19,261	20.2%	—	—%	$19,261	NM	NM
Other	6,041	20.5%	6,676	22.7%	$(635)	(9.5)%	(220)
	255,297		254,495
Intercompany eliminations	(436)		—
Consolidated gross profit	$254,861	30.0%	$254,495	32.1%	$366	0.1%	(210)

	Six months ended
	August 3, 2019		August 4, 2018		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$417,947	30.5%	$427,945	31.4%	$(9,998)	(2.3)%	(90)
Canada Retail	37,686	32.7%	18,218	25.1%	$19,468	106.9%	760
Brand Portfolio	41,255	21.0%	—	—%	$41,255	NM	NM
Other	15,352	23.6%	13,557	19.3%	$1,795	13.2%	430
	512,240		459,720
Intercompany eliminations	(1,343)		—
Consolidated gross profit	$510,897	29.7%	$459,720	30.6%	$51,177	11.1%	(90)

(1) Gross profit is defined as net sales, which excludes commission, franchise and other revenue, less cost of sales.

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	August 3, 2019	February 2, 2019	August 4, 2018
Assets
Cash and cash equivalents	$51,762	$99,369	$215,996
Investments	25,504	69,718	73,119
Accounts receivable, net	85,162	68,870	17,259
Inventories	706,168	645,317	596,956
Prepaid expenses and other current assets	55,561	71,945	73,763
Total current assets	924,157	955,219	977,093
Property and equipment, net	402,779	409,576	387,621
Operating lease assets	975,963	—	—
Goodwill	116,280	89,513	25,899
Intangible assets	21,112	46,129	20,285
Deferred tax assets	29,515	30,283	14,235
Equity investment in ABG-Camuto	55,033	58,125	—
Other assets	32,407	31,739	19,883
Total assets	$2,557,246	$1,620,584	$1,445,016
Liabilities and shareholders' equity
Accounts payable	$289,457	$261,625	$229,440
Accrued expenses	173,437	201,535	145,776
Current operating lease liabilities	185,969	—	—
Total current liabilities	648,863	463,160	375,216
Debt	235,000	160,000	—
Non-current operating lease liabilities	905,546	—	—
Other non-current liabilities	38,590	165,047	150,316
Total liabilities	1,827,999	788,207	525,532
Total shareholders' equity	729,247	832,377	919,484
Total liabilities and shareholders' equity	$2,557,246	$1,620,584	$1,445,016

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Six months ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Revenue:
Net sales	$849,640	$793,735	$1,719,632	$1,504,172
Commission, franchise and other revenue	10,558	1,533	19,081	3,198
Total revenue	860,198	795,268	1,738,713	1,507,370
Cost of sales	(594,779)	(539,240)	(1,208,735)	(1,044,452)
Operating expenses	(226,616)	(195,319)	(449,422)	(363,739)
Income from equity investment in ABG-Camuto	2,464	—	4,692	—
Impairment charges	—	(36,240)	—	(36,240)
Operating profit	41,267	24,469	85,248	62,939
Interest income (expense), net	(1,972)	805	(3,773)	1,469
Non-operating income (expenses), net	199	(47,349)	(143)	(49,486)
Income (loss) before income taxes and loss from equity investment in TSL	39,494	(22,075)	81,332	14,922
Income tax provision	(12,087)	(16,281)	(22,731)	(27,671)
Loss from equity investment in TSL	—	—	—	(1,310)
Net income (loss)	$27,407	$(38,356)	$58,601	$(14,059)
Diluted earnings (loss) per share	$0.37	$(0.48)	$0.77	$(0.18)
Weighted average diluted shares	74,316	80,265	76,281	80,187

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Six months ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Reported net income (loss)	$27,407	$(38,356)	$58,601	$(14,059)
Pre-tax adjustments:
Included in operating expenses:
Lease exit and other termination costs	—	409	—	4,403
Acquisition-related costs and target acquisition costs	—	5,104	—	5,612
Integration and restructuring expenses	9,621	2,708	12,109	2,708
Amortization of intangible assets	(271)	114	47	114
Impairment charges	—	36,240	—	36,240
Included in non-operating expenses, net:
Fair value adjustments of TSL's previously held assets	—	33,988	—	33,988
Foreign currency transaction losses (gains)	(223)	13,318	207	15,296
Total pre-tax adjustments	9,127	91,881	12,363	98,361
Tax effect of adjustments	(780)	(2,623)	(1,605)	(4,173)
Tax expense impact as a result of Ebuys exit	—	—	—	2,265
Total adjustments, after tax	8,347	89,258	10,758	96,453
Adjusted net income	$35,754	$50,902	$69,359	$82,394
Reported diluted earnings (loss) per share	$0.37	$(0.48)	$0.77	$(0.18)
Adjusted diluted earnings per share	$0.48	$0.63	$0.91	$1.02

Non-GAAP Measures

In addition to diluted earnings per share and net income determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses adjusted diluted earnings per share and adjusted net income, which adjust for the effects of (i) lease exit and other termination costs; (ii) acquisition-related costs and target acquisition costs; (iii) integration and restructuring expenses; (iv) amortization expense of intangible assets; (v) impairment charges; (vi) fair value adjustments of Town Shoes Limited's ("TSL") previously held assets; (vii) foreign currency transaction losses (gains); and (viii) the net tax expense impact of such items and the net tax expense impact as a result of the Ebuys exit. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

CONTACT: Allison Malkin, ICR, allison.malkin@icrinc.com